UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

SilverBox Engaged Merger Corp I

(Exact name of registrant as specified in its charter)

Delaware	001-40118	85-4169699
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1250 S. Capital of Texas Highway Building 2, Suite 285 Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

(512) 575-3637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	SBEAU	The Nasdaq Stock Market LLC
Shares of Class A common stock, included as part of the units	SBEA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SBEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment amends the Current Report on Form 8-K of SilverBox Engaged Merger Corp I, filed with the Securities and Exchange Commission (the "SEC") on November 2, 2021 (the "Initial Current Report"), in which SilverBox Engaged Merger Corp I reported, among other events, the execution of the Business Combination Agreement (as defined below).

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

SilverBox Engaged Merger Corp I (“SilverBox”) is a blank check company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. As previously disclosed in the Initial Current Report, on November 2, 2021, SilverBox entered into a Business Combination Agreement (the “Business Combination Agreement”) with Authentic Brands, LLC, a Delaware limited liability company (“Authentic Brands”) and the indirect parent of Black Rifle Coffee Company LLC, a Delaware limited liability company (“BRCC”), Grand Opal Investment Holdings, Inc., a Delaware corporation (“Blocker”), BRC Inc., a Delaware corporation and wholly owned direct subsidiary of SilverBox (“PubCo”), SBEA Merger Sub LLC, a Delaware limited liability company and a wholly owned direct subsidiary of PubCo (“Merger Sub 1”), and BRCC Blocker Merger Sub LLC, a Delaware limited liability company and a wholly owned direct subsidiary of SilverBox (“Merger Sub 2”). Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, the business combination will be effected in two steps: (a)  SilverBox will merge with and into Merger Sub 1 (the “SilverBox Merger”), with Merger Sub 1 surviving the SilverBox Merger as a wholly owned subsidiary of PubCo; and (b) immediately following the SilverBox Merger, Merger Sub 2 will merge with and into Blocker (the “Blocker Merger” and, together with the SilverBox Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Blocker surviving as a wholly owned subsidiary of Merger Sub 1 (“New Authentic Brands”). As a result of the Business Combination, PubCo will become a new publicly-traded company, will be reorganized as a public benefit corporation and will become the managing member of New Authentic Brands in an “Up-C” structure.

The Business Combination

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur:

(i)	Merger Sub 1 will merge with and into SilverBox, with Merger Sub 1 surviving the SilverBox Merger as a direct wholly owned subsidiary of PubCo, and (x) each share of SilverBox’s Class A common stock, par value $0.0001 per share (“SilverBox Class A Common Stock”), and Class C common stock par value $0.0001 per share (“SilverBox Class C Common Stock”), outstanding immediately prior to the effectiveness of the SilverBox Merger being converted into the right to receive one share of PubCo’s Class A common stock, par value $0.0001 per share (“PubCo Class A Common Stock”), (y) each share of SilverBox’s Class B common stock, par value $0.0001 per share (“SilverBox Class B Common Stock,” and, collectively with the SilverBox Class A Common Stock and SilverBox Class C Common Stock, the “SilverBox Common Stock”), outstanding immediately prior to the effectiveness of the SilverBox Merger being converted into the right to receive a combination of shares of PubCo Class A Common Stock and PubCo’s Class C common stock, par value $0.0001 per share (“PubCo Class C Common Stock”), which PubCo Class C Common Stock will have no voting rights and will be restricted and convertible automatically into shares of PubCo Class A Common Stock upon the occurrence of certain events, and (z) each warrant of SilverBox outstanding immediately prior to the effectiveness of the SilverBox Merger being converted into the right to receive one warrant of PubCo (the “PubCo Warrants”), with PubCo assuming SilverBox’s obligations under the existing warrant agreement;

(ii)	immediately following the SilverBox Merger, Merger Sub 2 will merge with and into Blocker, with Blocker surviving the Blocker Merger as a direct wholly owned subsidiary of Merger Sub 1 and an indirect wholly subsidiary of PubCo and each share of common stock of Blocker outstanding immediately prior to the effectiveness of the Blocker Merger being converted into the right to receive a combination of shares of PubCo Class A Common Stock, shares of PubCo Class C Common Stock, and cash; and

(iii)	PubCo will issue to certain existing members of Authentic Brands (the “Continuing Unitholders”) shares of PubCo’s Class B common stock, par value $0.0001 per share (“PubCo Class B Common Stock”), which will have no economic rights but will entitle the holders thereof to vote on all matters on which stockholders of PubCo are entitled to vote generally, equal to the number of Company Units held by such members in Authentic Brands.

As a result of the Business Combination, among other things:

(i)	PubCo will hold limited liability company interests in New Authentic Brands (“Company Units”) and will be the managing member of Authentic Brands; and

(ii)	the Continuing Unitholders will hold (i) non-voting Company Units that are exchangeable on a one-for-one basis for shares of PubCo Class A Common Stock (subject to surrendering a corresponding number of shares of PubCo Class B Common Stock for cancellation), (ii) restricted Company Units that will be subject to vesting, forfeiture and certain other conditions as specified in the limited liability company agreement of Authentic Brands, and (iii) a number of shares of PubCo Class B Common Stock corresponding to the number of Company Units held.

Conditions to Closing

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (a) approval of the Business Combination and related agreements and transactions by the SilverBox stockholders, the Authentic Brands members and the Blocker stockholders, (b) effectiveness of the proxy / registration statement on Form S-4 (the “Registration Statement”) to be filed by PubCo in connection with the Business Combination, (c) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (d) receipt of approval for listing on the New York Stock Exchange (“NYSE”) or The Nasdaq Stock Market LLC (“Nasdaq”), as applicable, the shares of PubCo Class A Common Stock to be issued in connection with the Business Combination, (e) that SilverBox have at least $5,000,001 of net tangible assets upon the consummation of the closing of the Business Combination (the “Closing”), (f) the absence of any injunctions, and (g) at least 5,000,000 shares of PubCo Class A Common Stock shall be publicly held shares (within the meaning of applicable listing rules). Other conditions to Authentic Brands’ obligations to consummate the Business Combination include, among others, (i) that the aggregate cash proceeds available for release to SilverBox from SilverBox’s trust account (after giving effect to all redemptions of shares of SilverBox Class A Common Stock), plus gross proceeds from the PIPE Investment and the Forward Purchase Investment (each as defined below), shall be equal to or greater than $300,000,000, before deduction of any transaction expenses or other uses contemplated by the Business Combination Agreement; (ii) the accuracy of the representations and warranties of SilverBox as of the Closing; (iii) the performance or compliance of each SilverBox covenant in all material respects as of or prior to the Closing; and (iv) receipt of a certificate signed by a SilverBox authorized officer certifying the satisfaction of the preceding clauses (ii) and (iii).

Covenants

The Business Combination Agreement contains additional covenants, including, among others, providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties to not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) Authentic Brands to prepare and deliver to SilverBox certain audited and unaudited consolidated financial statements of Authentic Brands, (iv) PubCo and SilverBox to prepare, with the assistance of Authentic Brands, and PubCo to file, the Registration Statement and take certain other actions to obtain the requisite approval of SilverBox stockholders of certain proposals regarding the Business Combination, and (v) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by SilverBox and Authentic Brands. The representations and warranties of the respective parties to the Business Combination Agreement generally will not survive the closing of the Business Combination.

Termination

The Business Combination Agreement contains certain termination rights for both SilverBox and Authentic Brands including (but not limited to) that the Business Combination Agreement may be terminated at any time prior to the consummation of the Business Combination (i) by mutual written consent of SilverBox and Authentic Brands, (ii) by written notice from either SilverBox or Authentic Brands to the other if certain approvals of the SilverBox stockholders, to the extent required under the Business Combination Agreement, are not obtained as set forth therein, (iii) by written notice from SilverBox, if certain approvals of the Authentic Brands members or the Blocker stockholders, to the extent required under the Business Combination Agreement, are not obtained within two (2) business days after the Registration Statement is declared effective, (iv) by either SilverBox or Authentic Brands in certain other circumstances set forth in the Business Combination Agreement, including, among others, (a) if the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order, (b) in the event of certain uncured breaches by the other party, (c) if the SilverBox stockholders do not approve the Business Combination or (d) if the Closing has not occurred on or before seven (7) months after the date of the Business Combination Agreement.

Certain Related Agreements

PIPE and Backstop Subscription Agreements

As previously disclosed in the Initial Current Report, on November 2, 2021, concurrently with the execution of the Business Combination Agreement, SilverBox entered into subscription and backstop agreements (collectively, the “PIPE Subscription Agreements”) with various accredited investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for up to 20,000,000 shares of SilverBox Class C Common Stock at a price of $10.00 per share or an aggregate purchase price of up to $200 million (the “PIPE Investment”), consisting of (i) 10,000,000 shares to be purchased and issued prior to the Closing and (ii) up to an additional 10,000,000 shares to be purchased and issued prior to the Closing to the extent that the SilverBox Shareholder Redemptions exceed $100,000,000.

The obligation of the parties to consummate the purchase and sale of the shares covered by the PIPE Subscription Agreements is conditioned upon, among other things, (i) there not being in force any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated thereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated thereby and no such court or governmental authority having instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition, and (ii) the conditions precedent to the closing of the Business Combination shall have been satisfied or waived. The closing of the subscriptions under the PIPE Subscription Agreements will occur on the business day immediately preceding the consummation of the SilverBox Merger. The PIPE Subscription Agreements provide that, in the event that the PIPE Shares are not registered in connection with the Business Combination, PubCo, upon assumption of SilverBox’s rights and obligations under the PIPE Subscription Agreements, is required to file with the SEC, within thirty (30) business days after the consummation of the Business Combination, a registration statement covering the resale of the PIPE Shares and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days following the closing date (or, in the event the SEC reviews and has written comments to the registration statement, the one hundred twentieth (120th) calendar day following the closing date) and (ii) the tenth (10th) business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

Additionally, pursuant to the PIPE Subscription Agreements, the PIPE Investors agreed to waive any claims that they may have at the closing of the PIPE Investment or in the future as a result of, or arising out of, the PIPE Subscription Agreements against SilverBox, including with respect to the trust account. The PIPE Subscription Agreements will terminate, and be of no further force and effect, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (ii) upon the mutual written agreement of SilverBox and the applicable PIPE Investor, and (iii) by the applicable Subscriber if the closing of the PIPE Investment has not occurred by the Termination Date (as defined in the Business Combination Agreement), provided such PIPE Investor’s breach was not the proximate cause for such closing to fail to occur by such date.

Amended and Restated Forward Purchase Agreement

On November 2, 2021, concurrently with the execution of the Business Combination Agreement, SilverBox entered into the Amended and Restated Forward Purchase Agreement (the “Forward Purchase Agreement”) with Engaged Capital, LLC (“Engaged Capital”), a member of SilverBox’s sponsor, in its capacity as investment advisor on behalf of investment funds and accounts managed by Engaged Capital (collectively, the “Forward Purchase Investors”), and Authentic Brands, pursuant to, and on the terms and subject to the conditions of, which the Forward Purchase Investors have collectively subscribed for 10,000,000 shares of SilverBox Class C Common Stock (the “Forward Purchase Shares”) at a price of $10.00 per share or an aggregate purchase price of $100,000,000 (the “Forward Purchase Investment”).

The obligation of the parties to consummate the purchase and sale of the Forward Purchase Shares is conditioned upon, among other things, (i) all conditions precedent to the consummation of the Business Combination pursuant to the Business Combination Agreement having been satisfied or waived, (ii) there not being any order, writ, judgment, injunction, decree, determination, or award entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and any other legal restraint or prohibition in effect, preventing the purchase by the Forward Purchase Investors of the Forward Purchase Shares, (iii) all representations and warranties of each Forward Purchase Investor and SilverBox in the Forward Purchase Agreement being true and correct in all material respects as of the closing date of the consummation of the subscriptions contemplated under the Forward Purchase Agreement and (iv) SilverBox having performed, satisfied or complied in all material respects with the covenants and other agreements required by the Forward Purchase Agreement. The closing of the Forward Purchase Investment will occur concurrently with closing of the PIPE Investment.

The Forward Purchase Agreement will terminate, and be of no further force and effect, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, and (ii) upon the mutual written agreement of SilverBox and the Forward Purchase Investors.

Sponsor Letter Agreement

As previously disclosed in the Initial Current Report, on November 2, 2021, concurrently with the execution and delivery of the Business Combination Agreement, SilverBox entered into A Sponsor Letter Agreement (the “Sponsor Letter Agreement”), with SilverBox Engaged Sponsor LLC (the “Sponsor”), PubCo and Authentic Brands, pursuant to which the Sponsor has unconditionally and irrevocably agreed to, among other things: (a) vote at any meeting of the stockholders of SilverBox, and in any action by written resolution of the stockholders of SilverBox, all of the SilverBox Class B Common Stock held by the Sponsor to approve the Business Combination and all related transactions and proposals; (b) withhold consent with respect to any matter, action or proposal that would reasonably be expected to result in a material breach of any of SilverBox’s covenants, agreements or obligations under the Business Combination Agreement, or any of the Closing conditions not being satisfied; (c) waive any rights to adjustment or other anti-dilution or similar protections with respect to the rate that the SilverBox Class B Common Stock held by the Sponsor will convert into SilverBox Class A Common Stock in connection with the Business Combination and related transactions, including the PIPE Investment; (d) forfeit 1,158,500 shares of PubCo Class A Common Stock at the Closing, and that after the Closing an aggregate of 1,241,250 shares of PubCo Class C Common Stock will be non-transferrable and remain subject to forfeiture and cancellation; (e) donate 332,500 shares of PubCo Class A Common Stock to the BRCC Fund, a 501(c)(3) nonprofit organization (the “BRCC Fund”), and, subject to certain current Authentic Brands equityholders concurrently collectively donating at least 100,000 shares of Pubco Class A Common Stock (or, at their election, Company Units) to the BRCC Fund, donate an additional 100,000 shares of PubCo Class A Common Stock to the BRCC Fund; (f) forfeit up to 2,068,750 shares of SilverBox Class B Common Stock to the extent the aggregate cash proceeds available for release to SilverBox from SilverBox’s trust account (after giving effect to all redemptions of shares of SilverBox Class A Common Stock), plus gross proceeds from the PIPE Investment and the Forward Purchase Investment, is less than $445,000,000, with (x) a corresponding decrease in the number of Company Units held by PubCo and (y) a corresponding increase in the number of Company Units held by the Continuing Unitholders; and (g) certain provisions with respect to restricted PubCo shares to be held by Sponsor, including with respect to conversion, dividends and potential cancellation and forfeiture; in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

Transaction Support Agreements

As previously disclosed in the Initial Current Report, on November 2, 2021, concurrently with the execution and delivery of the Business Combination Agreement, SilverBox, PubCo, Authentic Brands and Blocker entered into Transaction Support Agreements (collectively, the “Transaction Support Agreements”) with certain Authentic Brands members and Blocker stockholders. Pursuant to the Transaction Support Agreements, Authentic Brands members and the Blocker stockholders agreed to, among other things, vote to adopt and approve, as soon as reasonably practicable after (but no later than two business days after) the effectiveness of the Registration Statement, the Business Combination Agreement and all other documents and transactions contemplated thereby, in each case, subject to the terms and conditions of the Transaction Support Agreements, and vote against any alternative merger, purchase of assets or proposals that would impede, frustrate, prevent or nullify any provision of the Business Combination, the Business Combination Agreement or the Transaction Support Agreements or result in a breach of any covenant, representation, warranty or any other obligation or agreement thereunder.

Pursuant to the Transaction Support Agreements, Authentic Brands members and Blocker stockholders also agreed to, among other things, (a) to the extent required or applicable, vote or provide consent for purposes of authorizing and approving the Business Combination or the Business Combination Agreement, (b) when any meeting of Authentic Brands members or Blocker stockholders (as applicable) is held, appear at such meeting or otherwise cause the Authentic Brands member’s and Blocker stockholder’s Covered Securities (as defined in the Transaction Support Agreements) to be counted as present thereat for the purposes of establishing a quorum and (c) vote or provide consent in any other circumstances upon which a consent or other approval is required under Authentic Brands’ organizational documents or Blocker’s organizational documents (as applicable).

Investor Rights Agreement

The Business Combination Agreement contemplates that, at the Closing, PubCo, the Sponsor, Evan Hafer (the “BRCC Founder”), the Forward Purchase Investors, and certain other equityholders of PubCo will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among others, so long as the BRCC Founder and the Forward Purchase Investors continue to own a specified percentage of PubCo Class A Common Stock and/or Company Units, then such holder will have the right to designate for nomination by the board of directors the number of candidates for election to the board of directors specified in the Investor Rights Agreement. In addition, for a period of five years following the Closing, the Sponsor and the Forward Purchase Investors agree to vote as directed by the Founder on the election and removal of directors. The Investor Rights Agreement also provides that certain specific action as set forth therein shall be approved by a vote of two thirds of the directors then in office.

In addition, the Investor Rights Agreement provides that PubCo will agree to register for resale, certain shares of PubCo Class A Common Stock and other equity securities of PubCo that are held by the parties thereto from time to time. The Investor Rights Agreement provides for underwritten offerings and piggyback registration rights, in each case subject to certain limitations set forth therein.

Under the Investor Rights Agreement, the stockholders party thereto will agree to a six-month lock-up from the Closing.

Tax Receivable Agreement

The Business Combination Agreement contemplates that, at the Closing, PubCo, Authentic Brands and the Agent (as defined the Tax Receivable Agreement) will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”), pursuant to which, among other things, PubCo will pay to certain parties thereto 85% of certain tax benefits, if any, that PubCo realizes.

The foregoing description of each of the Business Combination Agreement, the form of PIPE Subscription Agreement, the Forward Purchase Agreement, the Sponsor Letter Agreement, the form of Transaction Support Agreement, the form of Investor Rights Agreement and the form of Tax Receivable Agreement is not complete and are subject to and qualified in its entirety by reference to the Business Combination Agreement, PIPE Subscription Agreements, Forward Purchase Agreement, the Sponsor Letter Agreement, the form of Transaction Support Agreement, the form of Investor Rights Agreement and the form of Tax Receivable Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and the terms of which are incorporated by reference herein.

The Business Combination Agreement, the form of PIPE Subscription Agreements, the Forward Purchase Agreement, Sponsor Letter Agreement, the form of Transaction Support Agreement, the form of Investor Rights Agreement and the form of Tax Receivable Agreement have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about SilverBox or its affiliates. The representations, warranties, covenants and agreements contained in the Business Combination Agreement, the PIPE Subscription Agreements, the Forward Purchase Agreement, the Sponsor Letter Agreement, the Transaction Support Agreement, the Investor Rights Agreement, the Tax Receivable Agreement and the other documents related thereto were made only for purposes of the Business Combination Agreement or such other agreement (as applicable) as of the specific dates therein, were solely for the benefit of the parties to the Business Combination Agreement, the PIPE Subscription Agreements, the Forward Purchase Agreement, the Sponsor Letter Agreement, the Transaction Support Agreement, the Investor Rights Agreement and the Tax Receivable Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement, the PIPE Subscription Agreements, the Forward Purchase Agreement, the Sponsor Letter Agreement, the Transaction Support Agreement, the Investor Rights Agreement or the Tax Receivable Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Public investors are not third-party beneficiaries under the Business Combination Agreement, the PIPE Subscription Agreements, the Forward Purchase Agreement, the Sponsor Letter Agreement, the Transaction Support Agreement or the Investor Rights Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Business Combination Agreement, the PIPE Subscription Agreements, the Forward Purchase Agreement, the Sponsor Letter Agreement, the Transaction Support Agreement or the Investor Rights Agreement, as applicable, which subsequent information may or may not be fully reflected in the SilverBox’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the PIPE Investment, and the Forward Purchase Investment is incorporated by reference in this Item 3.02. The PIPE Subscribed Shares to be issued in connection with the PIPE Investment and the Forward Purchase Shares to be issued in connection with the Forward Purchase Investment will not be registered under the Securities Act of 1933 (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Forward-Looking Statements

Certain statements in this Current on Form 8-K are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Authentic Brands, LLC (the “Company”) or SilverBox Engaged Merger Corp I (“SBEA”). Forward-looking statements generally relate to future events or SBEA’s or the Company’s future financial or operating performance. For example, projections of future revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by SBEA and its management, and the Company and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) SBEA’s ability to complete the business combination; (2) the outcome of any legal proceedings that may be instituted against SBEA, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of SBEA, to obtain financing to complete the business combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; (12) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions, purchase price and other adjustments; and (13) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SBEA’s final prospectus relating to its initial public offering dated February 25, 2021, in the registration statement on Form S-4 (the “Form S-4”) relating to the business combination to be filed with the Securities and Exchange Commission (the “SEC”), and in subsequent filings with the SEC, including the final prospectus/proxy statement relating to the business combination. There may be additional risks that neither SBEA nor the Company presently know or that SBEA and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither SBEA nor the Company undertakes any duty to update these forward-looking statements or to inform the recipient of any matters of which any of them becomes aware of which may affect any matter referred to in this Current Report on Form 8-K.

Additional Information about the Proposed Business Combination and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction involving SBEA and the Company. In connection with the proposed business combination, the Form S-4 is expected to be filed by a newly-formed holding company (“PubCo”) with the SEC that will include a proxy statement of SBEA and that will also include a prospectus of PubCo. SBEA’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE FORM S-4, INCLUDING THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE AMENDMENTS THERETO AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT SBEA, PUBCO, THE COMPANY AND THE PROPOSED BUSINESS COMBINATION. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of SBEA as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

SBEA, PubCo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from SBEA’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in SBEA is contained in SBEA’s final prospectus related to its initial public offering dated February 25, 2021, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SBEA in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination that will be filed on Form S-4 when available.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
2.1*	Business Combination Agreement dated as of November 2, 2021
10.1	Form of PIPE Subscription Agreement
10.2	Amended and Restated Forward Purchase Agreement dated as of November 2, 2021
10.3	Sponsor Letter Agreement dated as of November 2, 2021
10.4	Form of Transaction Support Agreement
10.5	Form of Investor Rights Agreement
10.6	Form of Tax Receivable Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. SilverBox hereby agrees to hereby furnish supplementally a copy of all omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2021

SILVERBOX ENGAGED MERGER CORP I

By:	/s/ Daniel E. Esters
Name:	Daniel E. Esters
Title:	Chief Financial Officer